                                                               EXHIBIT 21


                             LIST OF SUBSIDIARIES*

I.  MAJORITY OWNED SUBSIDIARIES**

                                                                                           STATE OR COUNTRY OF
                                                                                            INCORPORATION OR
                                NAME OF COMPANY                                              ORGANIZATION
                                ---------------                                            -------------------
Pool Energy Holding, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware
Pool Company    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool International Ltd.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Cayman Islands
PTX, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool Houston #1, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool Alaska, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool California Energy Services, Inc.   . . . . . . . . . . . . . . . . . . . . . . . .       California
Pool International, Inc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool Arabia, Ltd. (51% ownership interest)    . . . . . . . . . . . . . . . . . . . . .       Saudi Arabia
Pool International Argentina S.A. (51% ownership interest)    . . . . . . . . . . . . .       Argentina
International Sea Drilling Ltd.   . . . . . . . . . . . . . . . . . . . . . . . . . . .       Cayman Islands
Antah Drilling Sdn. Bhd.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Malaysia

_________
  * Certain subsidiaries and affiliates which would not individually or in the aggregate constitute a significant subsidiary have been omitted.
 **   Ownership is 100% unless otherwise indicated.